Exhibit 99.1
Pension Overview December 2010

2/28/2011 Proprietary and Confidential 2 Safe Harbor Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995 including statements relating to estimated pension expense and contributions for 2011. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the adequacy of actuarial assumptions and estimates; macroeconomic factors, including market volatility, that affect our investment returns, discount rates, costs and funding requirements; the impact of new pension regulations; actual withdrawal liability and funding levels of multi-employer plans; and a change in the level of pension contributions resulting from, among other things, a change in expected free cash flow levels. Our expectations are also subject to the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here and in our SEC filings are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

2/28/2011 Proprietary and Confidential 3 Purpose of Overview Page 4 Plan Overview / Recent Changes Page 5 Accounting Fundamentals Page 6 Pension Funded Status Page 10 Pension Investment Strategies and Results Page 18 Pension Contribution Requirements Page 23 Pension Expense Page 27 Pension Equity Charges Page 41 Conclusions Page 44 Contents

2/28/2011 Proprietary and Confidential 4 Provide clarity to the main components and drivers of pension expense: generally and specific to Ryder's continuing operations Provide insight into the factors which create funding requirements: generally and specific to Ryder Provide information on Ryder's U.S. pension funding status, pension asset returns and asset allocation strategies Provide information on estimated future cash funding requirements Provide information on estimated 2011 pension costs, go-forward sensitivity guides and drivers of changes in 2011 pension costs Provide information on equity charges as a result of under-funded status Purpose of Overview

2/28/2011 Proprietary and Confidential 5 Ryder historically offered defined-benefit pension benefits in the U.S., U.K, and Canada. Substantially all employees, except U.S. drivers and warehouseman, were covered under the plans. The majority of the employees covered by the plans are in Fleet Management Solutions and Central Support Services. Effective 1/1/08, U.S. pension plans were frozen for participants who did not meet certain grandfathering criteria. Approximately 70% of the active participants ceased accruing benefits under the plan. Effective 1/1/10, the Canadian pension plan was frozen for participants who did not meet certain grandfathering criteria. Approximately 70% of the then active participants ceased accruing benefits under the plan. Effective 3/31/10, the U.K. pension plan was frozen for all participants. The freeze of the pension plans minimizes volatility in earnings. Impacted employees participate in new enhanced defined contribution plans. Reductions in pension expense associated with the freeze of the plans are generally being offset by costs associated with the new enhanced defined contribution plans. Plan Overview / Recent Changes

Accounting Fundamentals

2/28/2011 Proprietary and Confidential 7 Guiding literature - FASB Accounting Standards Codification (ASC) Topic 715, "Compensation - Retirement Benefits" Delayed Recognition - changes in pension obligation and the value of net assets are recognized in earnings systematically and gradually over future periods Net Reporting of Expense - consequences of events and transactions (compensation element, interest cost, investment return) are recorded as a single net expense Offsetting of Assets and Liabilities - value of pension assets and liabilities to participants (funded status) shown net on the balance sheet Assumptions-Based Expense Calculation - discount rate, pension earnings rate, salary progression rate, retirement and mortality rate. Accounting Fundamentals

2/28/2011 Proprietary and Confidential 8 Discount Rate - rate that discounts expected future cash benefit payments to a present value. Rate determined from models that match the expected benefit payments underlying the liability to coupons and maturities from a hypothetical portfolio of high quality corporate bonds. Rate considered in determining 2011 pension expense of our primary U.S. Plan is 5.70% vs. 6.20% in 2010. Average rate for international plans is 5.55% vs. 5.93% in 2010. Pension Earnings Rate - long-term expected rate of return on assets based on asset allocation, current returns and expected reinvestment rates. Rate considered in determining 2011 pension expense for our primary U.S. Plan is 7.60% vs. 7.65% in 2010. Average rate for international plans is 6.75% vs. 7.04% in 2010. Rate includes impact of investment management and other fees. Accounting Fundamentals Pension Assumptions

2/28/2011 Proprietary and Confidential 9 Salary Progression Rate - annual rate of growth based on expected compensation until retirement, including all salary increase components (merit, promotion, equity, overtime and inflation). Rate used to produce our 12/31/2010 pension liability valuation and 2011 pension expense, for our primary U.S. plan, remained at 4.0% based on actuarial review of historical experience. Assumption less significant now that plans are frozen with limited active participants (i.e. assumption only relevant for grandfathered participants). Retirement and Mortality Rate - retirement rate based on actual plan experience; mortality rate based on standard actuarial tables. Mortality assumptions used to produce our 12/31/2010 pension liability valuation and 2011 pension expense, for our primary U.S. plan, were unchanged from prior year. Accounting Fundamentals Accounting Fundamentals Pension Assumptions

Pension Funded Status

2/28/2011 Proprietary and Confidential 11 * Actuarial losses are amortized to earnings over the average remaining service life of active participants or the average remaining life expectancy of inactive participants if all or almost all of the plan's participants are inactive. Ryder System, Inc. and Subsidiaries Funded Status and Balance Sheet Impact of Pension Funded Status

2/28/2011 Proprietary and Confidential 12 Consolidated Funded Status Funded Status

2/28/2011 Proprietary and Confidential 13 (1) Actual return on plan assets was approximately 12% for 2010. (2) Discount rate was 5.70% at 12/31/10 (6.20% at 12/31/09 and 6.25% at 12/31/08). U.S. Qualified Pension Plan Funded Status

2/28/2011 Proprietary and Confidential 14 Pension Assets Pension assets are measured at the end of each reporting year (12/31) Point-in-time valuation Reflects fair market value Not market-related (smoothed) value which is another accepted method The fair market value of pension assets changes from year to year as a result of the following items: Actual returns earned on plan assets Contributions to the plan Benefit payments to retirees Payment of plan expenses Funded Status

2/28/2011 Proprietary and Confidential 15 Pension Liabilities Projected Benefit Obligation (PBO) measures the present value of expected future benefit payments to plan participants including future salary increases Point-in-time valuation (year-end unless interim assessment required) Based on service to date of valuation Based on selected discount rate The discount rate is based on actuarial models that match expected timing of expected benefit payments to coupons and maturities from a hypothetical portfolio of high quality (Aa or better) corporate bonds at the end of each reporting year (December 31). Future benefit payments are based on current plan provisions and are impacted by the following assumptions: Retirement age Mortality, Disability, Turnover, etc. Salary progression rate Funded Status

2/28/2011 Proprietary and Confidential 16 Historical Consolidated Funded Status 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Funded Status 96 74 80 83 78 93 100 66 80 82 % Funded Note: All years as of 12/31 Funded Status

2/28/2011 Proprietary and Confidential 17 Historical Funded Status - U.S. Qualified Plan Only 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Funded Status 100 77 83 87 81 97 100 62 77 79 % Funded Note: All years as of 12/31 Funded Status

Pension Investment Strategies and Results

2/28/2011 Proprietary and Confidential 19 The purpose of the pension fund is to accumulate sufficient assets to meet the Plan's future payment obligations (liabilities). Ryder's Investment Committee oversees the asset management and investment activities of our North American pension plans. Responsibilities include: Establishing and maintaining a broad asset allocation strategy Building investment structure within asset classes to ensure diversification Retaining and monitoring investment managers Evaluating performance of plans Assets are accumulated largely through investment returns; investment returns are maximized through asset allocation; asset allocation is structured to produce the required long-term returns within a risk- controlled framework. Allocation of assets is largely a function of the time horizon for future liability payments and expected return/risk characteristics for the various asset classes. Investment allocations are subject to change at any time. Pension Investment Strategies & Results

2/28/2011 Proprietary and Confidential 20 Asset Allocation Strategy Pension Investment Strategies & Results Ryder's U.S. pension asset allocation and approved targets are as follows:

2/28/2011 Proprietary and Confidential 21 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Annual Actual Asset Return -13.7 23.9 11.4 7.4 14.4 6.5 -31.5 23.4 12.5 Current Expected Long Term Return on Assets 8.75 8.5 8.5 8.5 8.5 8.5 8.4 7.9 7.65 7.6 Rolling 15-Year Compound Annual Return 9.8 10.5 9.8 11.6 9.7 10.2 6.4 7.6 6.7 Asset Return (%) U.S. Qualified Pension Plan Asset Return History Asset Return (%) Pension Investment Strategies & Results

2/28/2011 Proprietary and Confidential 22 Current Expected Long-Term Return on Assets Long-term return assumptions are based on: Actuarial review of asset allocation strategy Long-term expected asset returns Investment management and other fees paid using plan assets 2011 expected return decreased to 7.60% from 7.65% in 2010. The downward adjustment was driven by: Lower expected asset return for each class of investment compared to 2010 Partially offset by a 5% change in target allocation of plan assets from U.S. Equity to Alternative Investments, which have a higher expected return

Pension Contribution Requirements

2/28/2011 24 Pension Contribution Annual U.S. cash contribution requirements were historically determined under Employee Retirement Income Security Act (ERISA). In 2006, the Pension Protection Act (PPA) was passed which amended ERISA for the purpose of strengthening pension funding and helping the Pension Benefit Guarantee Corporation (PBGC) remain solvent. Below is a summary of the contribution and PBGC premium requirements under PPA: Minimum Funding Requirements - sufficient contributions to cover normal costs for the period and the amount to amortize funding shortfalls (if liability exceeds assets) over 7 years. Additional contribution requirements if funded status falls below certain thresholds and plan considered "at-risk" (80% for 1/1/2011 and later). "At-risk" status is determined based on the prior year funded percentage. Based on the current pension assumptions, the U.S. Qualified Plan is expected to be at "at-risk" on 1/1/2012 (not at-risk from 2013 to 2015). The "at-risk" status would trigger an additional funding requirement of approximately $3 million in 2012. PBGC premium - a flat dollar amount (per participant) for U.S. Plan PLUS a variable premium per participant when U.S. Plan is less than 100% funded (under PPA, no exemptions).

2/28/2011 25 For 2010 funding purposes, Ryder used the same elections as used in 2009: Smoothed assets Smoothed discount rate Smoothing should produce more stable contribution requirements Contribution requirements are influenced primarily by the following factors: Funded status Actual return on plan assets Discount rate applied to expected plan payouts - based on corporate bond yield curve Salary growth, retirement age and turnover Mortality - table issued by IRS and updated every year The Internal Revenue Code allows annual contributions greater than PPA minimum funding requirements, thus a range of contributions is possible. However, under current PPA "credit balance" rules, excess contributions in a current period may not be totally available for determining future contribution requirements. Pension Contribution

2/28/2011 Proprietary and Confidential 26 Pension Contribution Under PPA minimum funding rules and based on current market assumptions, Ryder will be required to make significant contributions in the next five years. However, no contributions are required for the U.S. Qualified Plan during 2011 due to a voluntary $50M contribution made in December 2010. In general, Ryder may elect to make voluntary contributions earlier than required and in amounts greater than the minimum requirements. The following table presents Ryder's estimated funding requirements:

Pension Expense

2/28/2011 Proprietary and Confidential 28 Consolidated Pension Expense History Pension Expense

2/28/2011 Proprietary and Confidential 29 Detail of Consolidated Pension Expense History Pension Expense

2/28/2011 Proprietary and Confidential 30 Service cost is determined as the actuarial present value of benefits for employee service during the period Amount is impacted by: 1) Discount Rate 2) Number of employees 3) Expected lives / retirement period of employees Service Cost Pension Expense

2/28/2011 Proprietary and Confidential 31 Interest cost represents the increase in the projected benefit obligation due to the passage of time Amount is measured by accrual of interest cost at assumed discount rate Interest Cost Pension Expense

2/28/2011 Proprietary and Confidential 32 Return on Plan assets represents the assumed change in the fair value of Plan assets during the year, after considering plan contributions and distributions Average long-term U.S. expected rate of return of: 2001 9.25% 2002 8.75% 2003-2007 8.50% 2008 8.40% 2009 7.90% 2010 7.65% Expected Return on Assets Pension Expense

2/28/2011 Proprietary and Confidential 33 Settlement loss recognized in 2010 upon election by a number of Canadian employees to receive a lump- sum payment (1) For 2010, lump-sum payments were greater than service and interest cost and triggered settlement accounting (2) Recognized proportionate amount of unrecognized loss Loss recognized in 2009 upon amendment to freeze U.K. plan effective 3/31/2011 Pension Expense Settlement/Curtailment Loss

2/28/2011 Proprietary and Confidential 34 Actuarial gains or losses include changes in pension assets or obligations resulting from experience different than that assumed or changes in assumptions G/L recognized over time G/L recognition is subject to a "corridor" which is generally 10% of the greater of pension obligations or assets Corridor at 12/31/10 was $174 million For U.S. and U.K. plans, gains and losses are recognized over average remaining life expectancy of plan participants, in light of plan freeze Actuarial Gain / Loss Pension Expense

2/28/2011 Proprietary and Confidential 35 Prior service credit represents the cost of retroactive benefit reductions made in a Plan amendment Recognized over the anticipated future service period of employees affected Prior Service Credit Pension Expense

2/28/2011 Proprietary and Confidential 36 Ryder participates in 12 multi-employer pension (MEP) plans that provide benefits to employees covered by collective bargaining agreements as follows: The annual net pension cost of the plans is equal to the annual contribution which was $5.2 million in 2010. If any MEP plan fails to meet certain minimum funding requirements, we could be required to make additional contributions up to 10% of current requirements. Employers participating in MEP plans can elect to withdraw from the plans, contingent upon labor union consent, and be subject to a withdrawal obligation based on the plan's unfunded vested benefits. Based on the most recent available plan information, we estimate our withdrawal obligation to be approximately $29 million. We have no intention of taking any such action at this time. Union-Administered Pension Plans

2/28/2011 Proprietary and Confidential 37 Sensitivity Analysis - U.S. Qualified Pension Plan Pension Expense

2/28/2011 Proprietary and Confidential 38 2011 Expectations - Consolidated Pension Expense Pension Expense

2/28/2011 Proprietary and Confidential 39 Drivers of the Change in 2011 Consolidated Pension Expense Pension Expense

2/28/2011 Proprietary and Confidential 40 2011 Expectations - U.S. Qualified Pension Plan Pension Expense

Pension Equity Charges

2/28/2011 Proprietary and Confidential 42 The funded status of a defined benefit plan is recognized in the balance sheet. Funded Status = Fair value of plan assets compared to PBO Overfunded Plan ^ Balance sheet asset Underfunded Plan ^ Balance sheet liability Year-end (December 31 for Ryder) calculation in conjunction with actuarial valuation Certain changes in funded status are recognized through other comprehensive income. Relates to actuarial gains/losses and prior service costs/credits that arise during the period but are not recognized in pension expense Changes are recognized net of tax Accumulated changes in other comprehensive income are presented within shareholders' equity Pension Equity Charges

2/28/2011 Proprietary and Confidential 43 Negative asset returns and a declining interest rate environment have led to significant unrecognized actuarial losses. Following is a summary of cumulative pension equity charges: The higher equity charge in 2010 reflects the impact of a lower discount rate partially offset by higher than expected pension asset returns. Global revolving credit facility includes a covenant to maintain a ratio of debt to consolidated tangible net worth, as defined, of less than or equal to 300%. Pension equity charge is included in debt covenant calculation. Ratio at 12/31/10 was 189% and Ryder continues to be in compliance with the debt covenant. Pension Equity Charges

Conclusions

2/28/2011 Proprietary and Confidential 45 Ryder has frozen U.S. and Canadian pension plans to most active employees and U.K. pension plan to all employees. Pension expense is sensitive to expected long-term asset returns versus actual returns as well as interest rate changes. Difference between actual and expected asset returns and the impact of interest rate changes are required to be amortized in order to smooth recognition of gains and losses Plan cash contributions can lower pension expense. Pension expense for all plans (especially our primary U.S. plan) is expected to decrease in 2011 vs. 2010. Driven by impact of 2010 asset returns that were above assumed return rates as well as 2010 pension contributions Conclusions

2/28/2011 Proprietary and Confidential 46 Minimum pension funding requirements are manageable relative to total cash generated. At year end 2010, the plans were 82% funded of accounting basis. The funded status is negative $315M. Underfunded status results in a charge to equity (cumulative $423M at 12/31/10). Pension charge to equity in 2010 does not affect earnings or current compliance with the debt covenant. Conclusions